TRANSFER AGENCY AND SERVICE AGREEMENT

                               between

                    GREAT HALL INVESTMENT FUNDS, INC.

                                 and

                      NORWEST BANK MINNESOTA, N.A.

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                             TABLE OF CONTENTS





                                                                  Page

1.   Terms of Appointment; Duties of the Bank.......................1
2.   Fees and Expenses..............................................2
3.   Representations and Warranties of the Bank.....................2
4.   Representations and Warranties of the Fund.....................2
5.   Indemnification................................................3
6.   Covenants of the Fund and the Bank.............................4
7.   Termination of Agreement.......................................4
8.   Assignment.....................................................4
9.   Amendment......................................................4
10.  Minnesota Law to Apply.........................................4
11.  Merger of Agreement............................................4
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                    TRANSFER AGENCY AND SERVICE AGREEMENT


     This AGREEMENT made as of the 29th day of August, 1991, by and between Great Hall Investment Funds, Inc., a Minnesota corporation, having its principal office and place of business at 110 South Sixth Street, Minneapolis, Minnesota (the "Fund"), and Norwest Bank Minnesota, N.A., a National Banking Association having its principal office and place of business at Sixth and Marquette, Minnesota, MN 55479 (the "Bank").

     WHEREAS, the Fund is a mutual fund whose shares are offered in the following three series (the "Funds"): Great Hall Prime Money Market Fund, Great Hall U.S. Government Money Market Fund and Great Hall Tax-Free Money Market Fund.

     WHEREAS, the Fund desires to appoint the Bank as its transfer agent, dividend disbursing agent and agent for the in connection with certain other activities, and the Bank desires to accept such appointment;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.   Terms of Appointment; Duties of the Bank

1.1 Subject to the terms and conditions set forth in this Agreement, the Fund hereby, employs and appoints the Bank to act as, and the Bank agrees to act as, transfer agent for the Fund's authorized and issued shares of the three series of common stock, $.001 par value, ("Shares"), dividend disbursing agent and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of the Fund ("Shareholders") as set out in the currently effective prospectus and statement of additional information ("prospectus") of the Fund, including without limitation any periodic investment plan or periodic withdrawal program.

1.2  The Bank agrees that it will perform the following services:
     (a) In accordance with the procedures established from time to time by agreement between the Fund and the Bank, the Bank shall: (i) receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation therefore to the Custodian of the Fund authorized pursuant to the Articles of Incorporation of the Fund (the "Custodian"); (ii) pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account; (iii) receive for acceptance, redemption requests and redemption directions and deliver the appropriate documentation therefore to the Custodian; (iv) at the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders; (v) effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;
         (vi) Prepare and transmit payments for dividends and distributions declared by the Fund; (vii) maintain records of account for and advise the Fund and its Shareholders as to the foregoing; and (viii) record the issuance of shares of the Fund and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. The Bank shall also provide the Fund on a regular basis with the total number of shares which are authorized and issued and outstanding but shall have no obligation, when recording the issuance of shares, to monitor the issuance of such shares, or to take cognizance of any laws relating to the issue or sale of such shares, which functions shall be the sole responsibility of the Fund.
     (b) In addition to and not in lieu of the services set forth in the above paragraph (a), the Bank shall: (i) perform all of the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program); including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing Shareholder reports and prospectuses to current Shareholders, withholding taxes on any non-resident alien, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all registered Shareholders, preparing and mailing confirmation forms and statements of account to Shareholder for all purchases and
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         redemptions of Shares and other confirmable transactions in
         Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information and; (ii) provide a system which will enable the Fund to monitor the total number of Shares sold in each State.
     (c) In addition, the Bank shall identify to the Fund in writing those transactions and assets to be treated as exempt from the blue sky reporting to the Fund for each State. The responsibility of the Bank for the Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and the reporting of such transactions to the Fund as provided above.
     Procedures applicable to certain of these services may be established from time to time by agreement between the Fund and the Bank.

2.   Fees and Expenses

2.1 For performance by the Bank pursuant to this Agreement, the Fund agrees to pay the fees to the Bank as set out in the fee schedule attached hereto. Fees and out-of-pocket expenses and advances identified under Section 2.2 below may be changed from time to time subject to mutual written agreement between the Fund and the Bank.

2.2 In addition to the fee paid under Section 2.1 above, the Fund agrees to reimburse the Bank for out-of-pocket expenses or advances incurred by the Bank for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by the Bank at the request or with the consent of the Fund will be reimbursed by the Fund.

2.3 The Fund agrees to pay all fees and reimbursable expenses promptly following the mailing of the respective billing notice.

3.   Representation and Warranties of the Bank
     The bank represents and warrants to the Fund that:

3.1 It is a National Banking Association duly organized and existing and in good standing under the laws of the United States of America.

3.2  It is duly qualified to carry on its business in the State of Minnesota.

3.3 It is empowered under applicable laws and by its charter and by-laws to enter into and perform this Agreement.

3.4 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

3.5 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

4.   Representations and Warranties of the Fund
     The Fund represents and warrants to the Bank that:

4.1 It is a corporation duly organized and existing and in good standing under the laws of the State of Minnesota.

4.2 It is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement.

4.3 All corporate proceedings required by said Articles of Incorporation and By-Laws have been taken to authorize it to enter into and perform this Agreement.

4.4 It is an open-end diversified management investment company registered under the Investment Company Act of 1940.
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4.5  A registration statement under the Securities Act of 1933 is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale.

5.   Indeminfication

5.1 Subject to Section 5.2 the Bank shall not be responsible for, and the Fund shall indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:
     (a) All actions of the Bank or its agent or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken and without negligence or willful misconduct.
     (b) The Fund's refusal or failure to comply with the terms of this Agreement, or which arise out of the Fund's negligence or willful misconduct.
     (c) The reliance on or use by the Bank or its agents or subcontractors of information, records and documents which (i) are received by the Bank or its agents or subcontractors and furnished to it by or on behalf of the Fund, and (ii) have been prepared and/or maintained by the Fund or any other person or firm on behalf of the Fund.
     (d) The reliance on, or the carrying out by the bank or its agents or subcontractors of any instructions or requests of the Fund.
     (e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by an federal agency or any state with respect to the offer or sale of such Shares in such state.

5.2 The Bank shall indemnify and hold the Fund harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any action or failure or omission to act by the Bank as a result of the Bank's negligence or willful misconduct.

5.3 At any time the Bank may apply to any officer of the Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided to the Bank or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. The Bank, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or fascimile signatures of the officers of the Fund, the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

5.4 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

5.5 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

5.6 In order that the indemnification provisions contained in this Article 5 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party
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seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

6.   Covenants of the Fund and the Bank

6.1  The Fund shall promptly furnish to the Bank the following:
     (a) A certified copy of the resolution of the Board of Directors of the Fund authorizing the appointment of the Bank and the execution and delivery of this Agreement.
     (b) A copy of the Articles of Incorporation and By-Laws of the Fund and all amendments thereto.

6.2 The Bank hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use of, and for keeping account of, such certificates, forms and devices.

6.3 The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request.

6.4 The Bank and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

6.5 In case of any requests or demands for the inspection of the Shareholder records of the Fund, the Bank will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

7.   Termination of Agreement

7.1 This Agreement may be terminated by either party upon ninety (90) days written notice to the other.

7.2 Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund.

8.   Assignment

8.1 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

8.2 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

9.   Amendment
     This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Directors of the Fund.

10.  Minnesota Law to Apply
     This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Minnesota.

11.  Merger of Agreement
     This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written.

Notwithstanding anything to the contrary herein, there shall be no material change in the method, manner or format of the service being delivered by the Bank without 90 days prior written notice to the Fund.

     IN WITNESS WHEREOF, the parties thereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.


GREAT HALL INVESTMENT FUNDS, INC.      NORWEST BANK MINNESOTA, N.A.


BY:  Peter O. Torvik                   BY:  Randy Heinze

ATTEST:                                ATTEST:

BY:  Julie Getchell                    BY:  Holly Kirschman
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